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                                                                     Exhibit 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                  212 446-4800
                                                                      Facsimile:
                                                                    212 446-4900



                                  June 11, 1998


MCMS, Inc.
16399 Franklin Road
Nampa, Idaho 83687

         Re: Offer by MCMS, Inc. to Exchange its (i) Series B 9 3/4% Senior Subordinated Notes due 2008 for any and all of its 9 3/4% Senior Subordinated Notes due 2008, (ii) Series B Floating Interest Rate Subordinated Term Securities due 2008 for any and all of its Floating Interest Rate Subordinated Term Securities due 2008 and (iii) Series B 12 1/2% Senior Exchangeable Preferred Stock for any and all of its 12 1/2% Senior Exchangeable Preferred Stock

Ladies and Gentlemen:

         We are acting as special counsel to MCMS, Inc., an Idaho corporation (the "Company"), in connection with the proposed registration by the Company of
(i) up to $145,000,000 in aggregate principal amount of the Company's Series B 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Exchange Notes"), (ii) up to $30,000,000 in aggregate principal amount of the Company's Series B Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Exchange Notes" and, together with the Fixed Rate Exchange Notes, the "Exchange Notes"), (iii) up to $47,500,000 of the Company's Series B 12 1/2% Senior Exchangeable Preferred Stock (the "Exchange Preferred Stock" and together with the Exchange Notes, the "Exchange Securities") and (iv) $47,500,000 of 12 1/2% Subordinated Exchange Debentures due 2010 (the "Exchange Debentures"), pursuant to a Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the "Commission") on April 24, 1998 under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for
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(i) the Company's 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate
Notes"), (ii) the Company's Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes") and (iii) the Company's 12 1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock" and together with the Notes, the "Securities"), respectively. The Fixed Rate Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of February 26, 1998, between the Company and United State Trust Company of New York, as Trustee (the "Trustee"), in exchange for and in replacement of the Company's outstanding Fixed Rate Notes, of which $145,000,000 in aggregate principal amount is outstanding. The Floating Rate Notes are to be issued pursuant to the Indenture, in exchange for and in replacement of the Company's outstanding Floating Rate Notes, of which $30,000,000 in aggregate principal amount is outstanding. The Exchange Preferred Stock are to be issued pursuant to the Certificate of Designation (the "Certificate of Designation), dated as of February 24, 1998, in exchange for and in replacement of the Company's outstanding Preferred Stock, of which $25,000,000 in liquidation preference is outstanding.


         In connection with the Exchange Offer, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Exchange Securities, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of February 26, 1998, by and between the Company and BT Alex. Brown.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (1) The Company is a corporation existing and in good standing under the General Corporation Law of the State of Idaho.
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         (2) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended,(iii) the Exchange Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iv) the Securities shall have been validly tendered to the Company, (v) the Exchange Securities shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the Certificate of Designation and the resolutions of the Company's Board of Directors (or authorized committee thereof) authorizing the foregoing, the Exchange Securities when issued pursuant to the Exchange Offer and the Exchange Debentures when issued in exchange for the Preferred Stock or the Exchange Preferred Stock will be legally issued and will constitute valid and binding obligations of the Company under the terms and conditions described in the Registration Statement, the Indenture, the Exchange Indenture, the Certificate of Designation, and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained.



         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) other than with respect to our opinion in paragraph
1, any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinion in paragraph 1, we have relied exclusively upon recent certificates issued by the Idaho Secretary of State with respect to the Company, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates. We have assumed without investigation that there has been no relevant change or development between the respective dates of such certificates and the date of this letter.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.
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         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Securities.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                            Yours very truly,

                                            /s/ Kirkland & Ellis
                                            -------------------------
                                            KIRKLAND & ELLIS